EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-280632 and 333-284711) and Form S-8 (Nos. 333-293168, 333-173905, 333-143402, 333-128691, 333-103869, 333-100801, 333-89517, 333-83377, 333-70035, 333-57682, 333-48171, 333-240145, 333-249336, 333-254488, 333-261101 and 333-278153) of Franklin Templeton, Inc. of our report dated November 9, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 9, 2026